UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.) (State or other jurisdiction of Incorporation)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.) (Commission File Number)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.) (I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Prologis, Inc. (the “Company”) approved the terms and implementation of two new outperformance compensation plans in which certain executives and employees of the Company will be eligible to participate: (1) the Prologis, Inc. Outperformance Plan (the “Outperformance Plan”), and (2) the Prologis, Inc. Private Capital Promote Plan (the “Private Capital Plan,” and together with the Outperformance Plan, the “Plans”).

The Outperformance Plan. The Outperformance Plan is designed to further align the interests of the Company’s executives with the Company’s stockholders in a “pay for performance” structure and to reward out-performance relative to other companies in the Company’s industry. The Outperformance Plan will be administered by the Committee. Under the Outperformance Plan, for each three-year performance period, the approximately 100 eligible participants will share in a performance pool equal to three percent of the amount, if any, that the Company’s compound total return to stockholders over the applicable three-year performance period exceeds the return that would have been generated if the Company’s compound, annualized total shareholder return was equal to (x) the compound, annualized percentage return for the MSCI US REIT Index (assuming dividends reinvested on a daily basis) plus (y) one percent (the “Performance Hurdle”). The Company’s compound, annualized total return to stockholders will be measured as stock price appreciation plus cumulative dividends (assuming simultaneous reinvestment) for shares of the Company’s common stock outstanding during the entire measurement period. In the case of shares outstanding for less than a full measurement period, proportionate adjustments will be made to the calculation (including some simplifying assumptions for individually insignificant stock issuances or repurchases). If, after aggregating the total return performance with respect to all shares outstanding during all or a portion of the measurement period, the Company’s total return does not exceed the Performance Hurdle, awards under the Outperformance Plan will have no value. In no event will the total performance pool for each three-year performance period exceed the greater of (a) $75 million and (b) 0.5% of the Company’s total common equity market capitalization on the first day of the applicable performance period. Awards under the Outperformance Plan will be made annually, with overlapping three-year performance periods designed to result in more efficient incentives for management and more consistent amounts of reported annual compensation expense year-over-year, while at the same time mitigating potential timing issues associated with larger multi-year performance awards.

At the start of each performance period, the Committee will award a number of “participation points” to eligible participants, and, as soon as practicable following the conclusion of the performance period, the Committee will determine the size of the performance pool, if any, for the period based on the Company’s achievement of the performance criteria described above. A participant’s award for the performance period will then be determined by multiplying the performance pool by a fraction (a) the numerator of which is the number of participation points held by the participant and (b) the denominator of which is the total number of participation points held by all participants as of the last day of the performance period. Awards under the Outperformance Plan may be paid in cash or in shares of the Company’s common stock (as determined in the Committee’s discretion). If an award for any performance period is paid in shares of the Company’s common stock, the number of shares shall be determined by dividing the dollar value of the award by the fair market value of the Company’s common stock on the date the Committee makes its determination of the performance pool.

Awards under the Outperformance Plan will be paid to eligible participants within 75 days after the end of the applicable performance period, provided that if the Company’s absolute total stockholder return on a cumulative basis for the entire performance period is not a positive number (regardless of the Company’s compound total return to stockholders relative to the Performance Hurdle), then no payments will be made until and unless the Company’s absolute total stockholder return becomes positive on a cumulative basis from the beginning of the performance period (measured on a quarterly basis). If the Company’s total stockholder return does not become positive before the end of seven years following the conclusion of the applicable performance period, then no awards shall be paid with respect to such performance period even though the Company’s compound total return to stockholders exceeded the Performance Hurdle, and the value of the award will be forfeited regardless of the size of the performance pool as determined at the end of the performance period. Total stockholder return will be measured as stock price appreciation (using as the starting and ending values the average closing price of a share of the Company’s common stock for the 20 trading days immediately preceding the measurement date), plus cumulative dividends (assuming simultaneous reinvestment).

In the event of a termination of a participant’s employment during a performance period (i) by the participant upon “retirement” (as defined in the Outperformance Plan) or (ii) by reason of the participant’s death or “disability” (as defined in the Outperformance Plan), then the participant will retain and be eligible to receive an award with respect to all of his or her participation points. Participants will forfeit all participation points as a result of a termination of employment for any other reason during a performance period.

In the event of a “change in control” (as defined in the Outperformance Plan), the Committee will determine the size of the performance pool for each outstanding performance period and the dollar value of awards not later than the date of the change in control. Awards will be fixed as cash amounts and paid to participants upon the earlier of (i) the last day of the performance period if the participant remains employed with the Company or its successor through such date, or (ii) the termination of a participant’s employment by the Company or its successor without cause (as defined in the Outperformance Plan) or by the participant with good reason (as defined in the Outperformance Plan), within 24 months after the change in control. Payment will be made in cash. If the Company’s successor refuses to assume outstanding awards in connection with a change in control, all awards will be paid to participants within 30 days of the consummation of the change in control.

The Private Capital Plan. The Private Capital Plan is intended to reward participants if and to the extent that Private Capital receives payment of incentive fees from or with respect to the Funds. Incentive fees are generally payable to Private Capital only if returns to investors in a Fund exceed negotiated hurdle rates based on the performance of the Fund’s real estate investment portfolio. Under the Private Capital Plan, at the end of each calendar year, the Company will establish a bonus pool equal to 40 percent of the aggregate incentive fees actually paid to Private Capital with respect to each applicable Fund during that year. The Committee will also establish a number of units that may be granted to participants for each Fund, representing an allocation of that Fund’s bonus pool. Each unit represents the right to receive an amount equal to (x) the bonus pool for the applicable Fund divided by (y) the aggregate number of units that may be issued with respect to the Fund. The approximately 100 participants will then be eligible to receive a bonus relating to each applicable Fund equal to the number of units held by the participant multiplied by the value of each unit for the year. If a Fund does not pay incentive fees to Private Capital during a plan year, no bonus will be paid to participants with respect to such Fund. Bonuses to a participant under the Private Capital Plan for any year may not exceed the participant’s compensation (excluding awards and payments under the Private Capital Plan and the Outperformance Plan) for the two most recently completed years.

Bonuses, if any, will be paid between January 1 and March 15 of the following year, subject to the participant’s continued employment with the Company through the payment date. If a participant’s employment terminates for any reason prior to payment of a bonus, the participant will forfeit any outstanding units and any further right to receive a bonus under the Private Capital Plan. The Committee, as administrator of the Private Capital Plan, has the sole discretion to, among other things, select participants under the plan, the Fund(s) included under the plan for which a participant may receive units, the number of units to be granted to a participant with respect to each Fund and the plan years covered by any award. For 2012, all bonuses under the Private Capital Plan, if any, will be paid in cash. After 2012, bonuses payable to participants designated as senior executives by the Committee will be paid (x) 50 percent in shares of restricted stock of the Company or in restricted stock units that shall vest in equal installments on the first three anniversaries of the grant date and (y) 50 percent in cash.

Item 8.01. Other Events

In connection with our filing of a prospectus supplement on December 16, 2011, the opinion of Mayer Brown LLP is filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Mayer Brown LLP

10.1	Prologis, Inc. Outperformance Plan

10.2	Prologis, Inc. Private Capital Promote Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2011

PROLOGIS, INC.

	By:	/s/ Michael T. Blair
Name: Michael T. Blair
Title: Managing Director, Deputy General Counsel and Assistant Secretary

Date: December 22, 2011	PROLOGIS, L.P. By: Prologis, Inc., its General Partner

	By:	/s/ Michael T. Blair
		Name:	Michael T. Blair
		Title:	Managing Director, Deputy General Counsel and Assistant Secretary